Exhibit (a)(1)(vi)

Notice of Withdrawal of Tender

Regarding Shares in Oaktree Strategic Credit Fund

Tendered Pursuant to the Offer to Purchase

Dated November 15, 2022

The Offer and withdrawal rights will expire on December 13, 2022 and this Notice of Withdrawal must be received by

the Fund’s Transfer Agent, either by mail or by fax, by 11:59 p.m.,

Eastern Time, on December 13, 2022, unless the Offer is extended

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

Regular Mail DST Systems Inc. Attn: Oaktree Strategic Credit Fund P.O. Box 219790 Kansas City, MO 64121-9790	Fax: 816-398-6662 (local); 833-623-2398 (toll-free) FOR ADDITIONAL INFORMATION CALL: 844-825-0488

Overnight Mail DST Systems Inc. Attn: Oaktree Strategic Credit Fund 430 W 7th Street, Suite 219790 Kansas City, MO 64105-1407

You are responsible for confirming that this Notice of Withdrawal (this “Notice”) is received timely by DST Systems, Inc., the Fund’s transfer agent (the “Transfer Agent”). To assure good delivery, please send this Notice to the Transfer Agent and not to your financial advisor. If you fail to confirm receipt of this Notice with the Transfer Agent, there can be no assurance that your withdrawal will be honored by the Fund.

DELIVERY OF THIS NOTICE OF WITHDRAWAL OF TENDER TO AN ADDRESS

OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID

DELIVERY TO THE TRANSFER AGENT.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:
Fund Account #:
Account Name/Registration:
Address:
City, State, Zip Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:

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The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

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